UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2011

HUIHENG MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-132056 (Commission File Number)	20-4078899 (IRS Employer Identification No.)

Huiheng Building, Gaoxin 7 Street South, Keyuannan Road, Nanshan District, Shenzhen Guangdong, P.R. China 518057 (Address of Principal Executive Offices)	N/A (Zip Code)

86-755-25331511
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement

On September 6, 2011, Allied Moral Holdings (“Allied Moral”), a company incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of Huiheng Medical, Inc. (“Huiheng”), entered into a Joint Venture Agreement (the “Joint Venture Agreement”) with Intact Medical Corporation, a Delaware corporation (“Intact”), and BMG Diamond Holdings Limited, a company incorporated under the laws of the British Virgin Islands (“BMG”) (collectively, the “Parties”).

Pursuant to the Joint Venture Agreement, the Parties agreed to establish a new company, H & I Medical China Limited (“NewCo”) under the laws of the British Virgin Islands, to develop, manufacture, and sell the Intact Breast Lesion Excision System (the “Product”) primarily in China. Under the Joint Venture Agreement, Allied Moral agreed to contribute $650 for a 65% interest in NewCo, based on the following initial capitalization of NewCo: (i) 2,000 shares of voting Common Stock authorized, 650 of which to be held by the Allied Moral, 300 by Intact, and 50 by BMG; (ii) 300 shares of non-voting Series A Preferred Stock authorized, all of which to be held by Intact; and (iii) 700 shares of non-voting Series B Preferred Stock authorized, 650 of which to be held by the Intact and 50 of which to be held by BMG. In addition, the Parties agreed that all shares of NewCo will be subject to certain transfer restriction requiring each stockholder to offer to sell its shares to the non-selling stockholders first before selling to a third party in accordance to the procedure agreed upon in the Joint Venture Agreement.

Under the Joint Venture Agreement, the Parties also agreed that the Series A Preferred Stock (“Series A”) and Series B Preferred Stock (“Series B”) of NewCo will have certain preferential distribution rights. Beginning in the second year following the approval of the Product by the China State Food and Drug Administration (the “SFDA”), the Series A Stockholders will be entitled to annual preference distributions for three years in the amounts of $1,100,000, $2,250,000; and $3,250,000. Over that same period, and after the Series A Stockholders have received their preference distributions, Series B Stockholders will be entitled to annual preference distributions of $2,566,667, $5,250,000, and $7,583,333. All of the preference distributions to both the Series A and Series B Stockholders will be less any proportional taxes accrued.

Furthermore, the Parties agreed that: (1) NewCo will have three directors, of which two (2) are to be appointed by Huiheng and one (1) by Intact , (2) an approval vote of more than seventy-five percent (75%) will be required on certain matters relating to NewCo; and (3) Huiheng will make an unsecured, non-interest bearing loan of $150,000 to Intact, which is to be repaid out of Intact’s distributions from NewCo.

In connection with the Joint Venture Agreement, it is anticipated that Intact and NewCo will enter into a License, Supply, Marketing, and Distribution Agreement pursuant to which Intact will grant NewCo an exclusive license allowing NewCo to develop, manufacture, and sell the Product in China.

Except as otherwise described in this Item 1.01 there is no material relationship between Huiheng, Intact and BMG or Intact.

The foregoing description of the Joint Venture Agreement is not complete and is qualified in its entirety by reference to such agreement, as filed hereto as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1	Joint Venture Agreement dated September 6, 2011*

 *  Application has been made to the Securities and Exchange Commission (the “Commission”) to seek confidential treatment of certain portions of Exhibit 10.1 under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omitted material for which confidential treatment has been requested has been filed separately with the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUIHENG MEDICAL, INC.,
a Nevada corporation

Dated:   September 8, 2011
By:  /s/ Richard Shen
              Richard Shen
              Chief Financial Officer